SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Equity Funds on behalf of Federated Capital Appreciation Fund, Federated Kaufmann Fund, Federated Kaufmann Small Cap Fund, Federated Large Cap Growth Fund, Federated Market Opportunity Fund, Federated Mid Cap Growth Strategies Fund, Federated Strategic Value Fund, Federated Technology Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended April 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:   June 22, 2005

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated:   June 22, 2005

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.